Exhibit 99.2
CA Technologies Outlines Business Strategy, Presents Multi-Year
Outlook to Investors
• CEO McCracken Maintains Management is Key to Enabling Era of Composite
Business Services
• Reaffirms Outlook for Fiscal Year 2012
ISLANDIA, N.Y., July 29, 2011 — CA Technologies (NASDAQ: CA) Chief Executive Officer Bill McCracken and members of his senior management team are presenting the Company’s market and technology strategy, and multi-year financial outlook during its 2011 Investor Day being held today in New York City.
At the session attended by more than 140 buy-side and sell-side analysts, McCracken and CA Technologies senior managers are discussing the Company strategy to leverage its leadership in mainframe and enterprise management solutions, and to build its capabilities in the hybrid cloud management, Software as a Service (SaaS) and Service Providers markets. They are also discussing how the Company will accelerate adoption of its solutions by customers in new and emerging markets.
Era of Composite Business Services
In opening the session, McCracken maintained that the industry is experiencing a convergence of several key technologies and trends — mobile devices, increased bandwidth, mobile applications, corporate adoption of social media and location-based computing — that are radically changing the computing landscape.
“These trends and technologies are rapidly expanding the boundaries of composite business services that leading companies will come to rely on to sell products and services, interact with customers in real time, and gather and share data,” McCracken said.
The IT industry, he said, is leveraging cloud computing to enable organizations to source the best components—internal, external, private cloud, public cloud, mobile and more—to construct the most competitive business applications in days rather than months.
McCracken told investors that CA Technologies is focused on providing the management and security software required by companies to take full advantage of this evolution.
“With the adoption of Composite Business Services, the applications, which may be sourced from multiple vendors, are becoming commoditized and the ability to quickly assemble the business service in a managed and secure way is becoming the business value. This industry shift will require, more than ever, what CA Technologies has done successfully for 35 years: manage and secure the most complex IT environments,” he said.

Outlook
The Company’s three-year financial outlook beginning in fiscal year 2013 was disclosed including:
•	Organic revenue growth in constant currency in mid-single digits;
•	Non-GAAP operating margin expanding 1 point per year;
•	Non-GAAP diluted earnings per share growth in constant currency in low double digits (CAGR);
•	Cash flow from operations growth in constant currency in the high single digits (CAGR);
•	A non-GAAP tax rate of between 28 percent to 30 percent; and,
•	Share repurchases and dividends of 40 percent to 50 percent of free cash flow.
The Company also reaffirmed its fiscal year 2012 outlook issued on July 20, 2011.
“Our three-year outlook represents our strategic, balanced approach to capital allocation to meet our goal of increasing shareholder value,” said Richard Beckert, CA Technologies chief financial officer. “We will make investments to grow—both organically and through acquisitions—especially in the areas of hybrid cloud management, SaaS and MSPs, while increasing operating efficiency to further invest in growth areas and drive operating margin expansion. We also are committed to returning cash to shareholders through share repurchases and dividends.”
Joining McCracken and Beckert at the event are David Dobson, executive vice president and group executive, Customer Solutions Group; George Fischer, executive vice president and group executive, Worldwide Sales and Operations; Dayton Semerjian, general manager, Mainframe Customer Solutions Unit; Michael Sargent, general manager, Service Assurance Customer Solutions Unit; and Nimsoft CEO Christopher O’Malley, and general manager, Growth Markets Customer Solutions Unit.
Webcast
The session is being webcast live starting at 8:30 a.m. ET on July 29, 2011 and will run until 1:00 p.m. ET. Related supplemental materials are available at http://investor.ca.com. A replay of the audio webcast will be available at approximately 2:30 p.m. ET at http://investor.ca.com.
About CA Technologies
CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments — from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

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Non-GAAP Financial Measures
This news release refers to certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Prior to fiscal year 2011, non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year’s remaining reporting periods. Non-GAAP adjusted cash flow excludes pre-fiscal 2010 restructuring and other payments. Free cash flow excludes capital expenditures. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the Company’s prior fiscal year. Constant currency excludes the impacts from the Company’s hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. The Company is not able to provide a reconciliation of the non-GAAP metrics to their most directly comparable GAAP metrics for periods not yet completed because the information is not available without unreasonable effort.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company’s brand in the marketplace and ensuring the Company’s set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company’s traditional products or its profitability; global economic factors or political events beyond the Company’s control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company’s products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company’s software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company’s intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to effectively execute the Company’s workforce reductions; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Copyright © 2011 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
Press Contacts
Dan Kaferle
CA Technologies
Phone: 631-342-2111
daniel.kaferle@ca.com
Kelsey Doherty
CA Technologies
Phone: (212) 415-6844
kelsey.doherty@ca.com